UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2012

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in a Current Report on Form 8-K filed on April 4, 2012, Carter/Validus Operating Partnership, L.P. (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), entered into a credit agreement with KeyBank National Association (“KeyBank”) and the other lenders party thereto, to obtain a secured revolving credit facility in an aggregate maximum principal amount of $55,000,000 (as amended from time to time, the “KeyBank Line of Credit”).

As previously reported in a Current Report on Form 8-K, on August 29, 2012, CVOP, through a wholly-owned subsidiary, purchased an acute care hospital property located in Dallas, Texas (the “Baylor Medical Center Property”) with proceeds from the Company’s initial public offering and the KeyBank Line of Credit, and pledged a security interest in the Baylor Medical Center Property to KeyBank. On October 15, 2012, the Company, through HC-2727 Lemmon Avenue, LLC (“HC-2727 Lemmon”), a wholly-owned subsidiary of CVOP, entered into a credit agreement with Texas Capital Bank National Association (“Texas Capital”) to obtain a secured loan (the “Texas Capital Loan”) in the aggregate principal amount of $20,750,000, which is secured by the Baylor Medical Center Property. The Texas Capital Loan is evidenced by a promissory note in the principal amount of $20,750,000, a deed of trust, an assignment of rents, and an environmental indemnity certificate. The material terms of the Texas Capital Loan provide for the following: (i) a variable interest rate at the 30-day LIBOR plus 350 basis points; (ii) a maturity date of October 11, 2017, which may be extended for two 12-month consecutive periods; (iii) the loan can be prepaid at any time during its term subject to HC-2727 Lemmon’s obligation to pay a breakage fee to Texas Capital, if applicable; and (iv) HC-2727 Lemmon must maintain a debt service coverage (as defined in the Texas Capital loan agreement) of at least 1.25:1.00. Coincident with the Texas Capital Loan, CVOP entered into an interest rate swap agreement with Texas Capital to effectively fix the variable interest rate on the Texas Capital Loan to 4.67% per annum. The term of the swap agreement is co-terminus with the Texas Capital Loan.

CVOP used the proceeds from the Texas Capital Loan to repay the amounts outstanding on the KeyBank Line of Credit used in connection with the purchase of the Baylor Medical Center. As a result, the Baylor Medical Center is no longer included in the collateral pool of assets securing the KeyBank Line of Credit, which among other things, decreased CVOP’s borrowing base availability under the KeyBank Line of Credit by approximately $16,195,000, bringing the total borrowing base availability under the KeyBank Line of Credit to an aggregate of $42,570,000.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and the Company cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: October 19, 2012	By:	/s/ Todd M. Sakow
Name: Todd M. Sakow
Title: Chief Financial Officer